Exhibit 10.4.3

LOCK-UP AGREEMENT

Reference is hereby made to that certain Employment Agreement (the “Employment Agreement”), of even date herewith, between Hojabr Alimi (“Alimi”) and Ruthigen, Inc., a Delaware corporation (the “Company”), and its affiliates, pursuant to which, among other things, the Company shall grant to Alimi at the Effective Time (as defined in the Employment Agreement) up to 930,000 restricted stock units (the “Shares”) pursuant to Ruthigen’s 2013 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) and Restricted Stock Unit Award Grant Notice (the “Grant Notice”). Such Shares shall vest in accordance with the vesting schedule set forth in the Grant Notice and otherwise in accordance with the Plan and the Employment Agreement. Each date that a portion of the Shares vests is referred to herein as a “Vesting Date.” As used herein, “Vested Shares” refers to any Shares that have vested in accordance with the vesting schedule set forth above and in the Grant Notice and “Unvested Shares” refers to any Shares that are not Vested Shares. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Employment Agreement.

As a condition to and in consideration of the grant of the Shares, Alimi hereby agrees as follows:

1.    Without limiting the terms of the Plan or the Grant Notice, Alimi hereby covenants and agrees that, except as provided herein, he shall not, without the prior written consent of the Company (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any of the Unvested Shares, or any securities into or for which any of the Unvested Shares may be converted, exercised or exchanged, whether by operation of law or otherwise; or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Unvested Shares (whether any such swap or other transaction described in clause (i) or (ii) above is to be settled by delivery of any of the Unvested Shares).

2.    Alimi hereby covenants and agrees that, except as provided herein, he shall not, without the prior written consent of the Company (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any of the Vested Shares, or any securities into or for which any of the Vested Shares may be converted, exercised or exchanged, whether by operation of law or otherwise; or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Vested Shares (whether any such swap or other transaction described in clause (i) or (ii) above is to be settled by delivery of any of the Shares), until the date that is six months after such Vested Shares have been delivered pursuant to the Employment Agreement.

The parties further acknowledge and agree that the foregoing restriction shall preclude Alimi from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to or result in a sale or disposition of the Shares, even if such Shares would be disposed of by any party other than Alimi.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Shares, or with respect to any security that includes, relates to or derives any significant part of its value from such Shares.

3.           Notwithstanding the foregoing, Alimi may: (A) transfer any of the Vested Shares (after such shares have been delivered pursuant to the Employment Agreement) (i) as a bona fide gift, provided that, prior to such transfer, the donee thereof agrees in writing to be bound by the restrictions set forth in this agreement; (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of Alimi or Alimi’s immediate family (as defined below), provided that, prior to such transfer, a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth in this agreement, and provided further that any such transfer shall not involve a disposition for value; or (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order; and (B) at any time, sell a number of Vested Shares (after such shares have been delivered pursuant to the Employment Agreement) (i) with an aggregate fair market value (determined based on the sale price Alimi receives from a third party for such Vested Shares) equal to the income and employment tax withholding due with respect to any Vested Shares; or (ii) in a privately negotiated transactions; provided that, in any case other than in connection with clause (B)(i), prior to such transfer, the transferee agrees in writing that such transferee is receiving and holding any of the Shares subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In order to enable the aforesaid covenants to be enforced, Alimi hereby consents to the placing of legends and/or entry of stop transfer instructions or orders with the Company’s transfer agent in respect of any Shares.

4.          All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To the Company:

Ruthigen, Inc.

2455 Bennett Valley Rd.; #C116

Santa Rosa, CA 95404

Fax: (707) 676-1686

To Alimi:

Hojabr Alimi

1356 Gordon Lane

Santa Rosa, CA 95404

Email: hojialimi@gmail.com

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

5.          This agreement shall in all respects be governed by, and construed in accordance with, the applicable laws of the State of Delaware without giving effect to principles of conflicts of law. Each party hereto irrevocably and unconditionally consents to submit the exclusive jurisdiction of the United States District Court for the District of Delaware, or if jurisdiction in such court is lacking, any court of the State of Delaware of competent jurisdiction sitting in New Castle County, Delaware, in connection with any action, suit or proceeding arising out of or relating to this agreement and the transactions contemplated hereby, and agrees that service of process may be made in any manner acceptable for use in such Delaware courts. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement and/or the transactions contemplated hereby, in the above Delaware courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereby expressly waive the right to any jury trial in any action or proceeding involving this agreement.

6.          The parties hereby acknowledge and agree that this agreement is irrevocable and shall be binding upon Alimi and Alimi’s heirs, legal representatives, successors and permitted assigns. This agreement and/or any right, title or interest hereunder shall not be assigned by Alimi without the prior written consent of the Company.

7.          This agreement may be amended or modified only by a written agreement executed by all of the parties hereto; provided, however, the Company may waive any term of this agreement without the consent of any person.

8.          This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this agreement shall have the same effect as a manual signature.

9.          This agreement will become a binding agreement among the parties as of the date hereof and will terminate on the date that is six months after the last Vested Shares have been delivered.

[signature page follows]

RUTHIGEN, INC.		Hojabr Alimi

By:	/s/ Hojabr Alimi	/s/ Hojabr Alimi

Title:	CEO	Date:	3/13/2015

Date:	3/13/2015